                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Sears U.S. Government Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous vote of the Trustees of the Trust at a meeting of the Trustees duly held on January 18, 1983, at which a quorum was present and acting throughout, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on March 18, 1983, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 17th day of March, 1983.

                                             /s/ Sheldon Curtis
                                             ----------------------------
                                             Sheldon Curtis
                                             Secretary


(SEAL)

                                                   A M E N D M E N T


Dated:                     January 18, 1983

To Be Effective:                    March 18, 1983


                                       TO

                    SEARS U.S. GOVERNMENT MONEY MARKET TRUST

                              DECLARATION OF TRUST

                             DATED NOVEMBER 18, 1981

                                        Amendment dated January 18, 1983 to the
                                        Declaration of Trust (the "Declaration")
                                        of Sears U.S. Government Money Market
                                        Trust (the "Trust") dated November 18,
                                        1981


WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter/Sears U.S. Government Money Market Trust," to be effective on March 18, 1983;

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees of the Trust hereby amend the Declaration as follows, to be effective on March 18, 1983.

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "SECTION 1.1. NAME. The name of the trust created hereby is the "Dean Witter/Sears U.S. Government Money Market Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "SECTION 1.2.  DEFINITIONS. . . .

         "(n) "TRUST" means the Dean Witter/Sears U.S. Government Money Market Trust."

         3.    Article XI of the Declaration is hereby amended by adding a new section 11.8 to read in its entirety as follows:

         "SECTION 11.8.  USE OF THE NAME "DEAN WITTER."
         Dean Witter Reynolds Inc. ("DWR") has consented to the use by the Trust of the identifying name "Dean Witter", which is a property right of DWR. The Trust will only use the name "Dean Witter" as a component of its name and for no other purpose and will not purport to grant to any third party the right to use the name "Dean Witter" for any purpose. DWR, or any corporate affiliate of the parent of DWR, may use or grant to others the right to use the name "Dean Witter", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of DWR or its parent, the Trust will take such action as may be required tp provide its consent to the use by DWR or its parent, or any corporate affiliate of DWR's parent, or by any person to whom DWR or its parent or any affiliate of DWR's parent shall have granted the right to the use of the name "Dean Witter", or any combination or abbreviation thereof. Upon the termination of any investment advisory agreement into which DWR and the Trust may enter, the Trust shall, upon request by DWR or its parent, cease to use the name "Dean Witter" as a component of its name, and shall not use the name, or any combination thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name."

         4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 18th day of January, 1983.

                                                 /s/ Irwin Friend
                                                 ------------------------------
                                                 Irwin Friend, as Trustee
                                                 and not Individually
                                                 706 Argyle Road
                                                 Wynnewood, Pennsylvania  19096



                                                 /s/ John R. Haire
                                                 -------------------------------
                                                 John R. Haire, as Trustee
                                                 and not Individually
                                                 439 East 51st Street
                                                 New York, New York 10022

                                                 /s/ Andrew J. Melton, Jr.
                                                 -------------------------------
                                                 Andrew J. Melton, Jr., as
                                                 Trustee and not Individually
                                                 130 Liberty Street
                                                 New York, New York 10006

                                                 /s/ John J. Scanlon
                                                 -------------------------------
                                                 John J. Scanlon, as Trustee
                                                 and not Individually
                                                 2345 Redding Road
                                                 Fairfield, Connecticut  06430


                                                 /s/ Albert T. Sommers
                                                 -------------------------------
                                                 Albert T. Sommers, as Trustee
                                                 and not Individually
                                                 16 Bonnie Heights Road
                                                 Manhasset, New York  11030

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)




         On this 18th day of January, 1983, IRWIN FRIEND, JOHN R. HAIRE, ANDREW
J. MELTON, JR., JOHN J. SCANLON, and ALBERT T. SOMMERS, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                            /s/ Mary Early-Brosnan
                                          -----------------------------
                                                  Notary Public


My commission expires:                        MARY EARLY-BROSNAN
                                       Notary Public, State of New York
                                                 No. 41-4773006
                                           Qualified in Queens County
                                      Certificate filed in New York County
                                       Commission Expires March 30, 1984